UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

+1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2016, the Board of Directors (the “Board”) of Valeritas Holdings, Inc. (the “Company”) unanimously appointed Brian K. Roberts as a director of the Company, effective immediately, to fill a vacancy on the Board. The Board affirmatively determined that Mr. Roberts is independent under the required standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934 and Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Roberts will serve as a Class I director whose term will expire at the Company’s 2017 annual meeting of stockholders. Mr. Roberts was also appointed to serve as Chairman of the Audit Committee of the Board.

Mr. Roberts will receive the Company’s standard compensation provided for independent directors, which consists of an annual cash retainer of $35,000, and an additional annual cash payment of $15,000 for serving as the Chairman of the Audit Committee, with each such cash payment for 2016 being pro-rated for his length of service during such calendar year. In addition, he will also receive a grant of 19,000 stock options pursuant to the Valeritas Holdings, Inc. 2016 Incentive Compensation Plan. The Company may also reimburse directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

Mr. Roberts currently serves as the Chief Operating and Financial Officer of Avedro, Inc., the leader in corneal cross-linking science. He also currently serves on the Board of Directors of ViewRay, Inc., where he is Chairman of the Audit Committee.

Prior to Avedro, he served as CFO for Insulet Corporation, a tubeless insulin pump technology company. Under his supervision, Insulet grew from approximately $30 million to nearly $300 million in revenue, achieved operating profitability, and increased its market capitalization to over $2 billion. Previously, Mr. Roberts served as CFO for Jingle Networks, a leader in mobile voice-ad services that was acquired by Marchex, Inc., and as CFO for Digitas, which was sold for $1.3 billion to Publicis Groupe. He holds a Bachelor of Science in Accounting and Finance from Boston College, is a Certified Public Accountant, and served as an auditor with Ernst & Young LLP.

Item 8.01.	Other Events

On July 13, 2016, the Company issued a press release titled “Valeritas Appoints Brian K. Roberts to its Board of Directors”. A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.	Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on July 13, 2016 titled “Valeritas Appoints Brian K. Roberts to its Board of Directors”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: July 13, 2016	By:	/s/ John Timberlake
	Name:	John Timberlake
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on July 13, 2016 titled “Valeritas Appoints Brian K. Roberts to its Board of Directors”.